Exhibit 10.18

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE INDICATED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[NBO Systems, Inc. Logo]	[Children's Heroes Logo]

MERCHANT PARTICIPATION AGREEMENT

This Agreement is entered into as of 10-25, 2004 ("Effective Date"), by and between NBO Systems, Inc., ("NBO") also doing business as Children's Heroes, located at 3676 W. California Avenue, Bldg. D, Salt Lake City, Utah 84104, and [ * * * ] ("Merchant") with business locations as provided herein, collectively referred herein as the ("Parties").

In consideration of the mutual covenants provided herein, both Parties agree to and accept the terms as follows:

  The Merchants: This agreement covers the following Merchants: Ultimate Electronics and Sound Track

  The Programs: The Merchant agrees to participate in NBO programs as set forth in this Agreement. This includes the Children's Heroes community fundraising program involving schools, churches, youth sports groups and other non-profit organizations ("NBO customers") It also includes business-to-business incentive programs with NBO corporate and Mall clients ["NBO customers"). Participation in the NBO program as defined in this agreement requires Merchant to provide NBO a discount/rebate in the amount agreed upon and as stated herein. NBO customers agreement with NBO allows NBO customers to purchase gift certificates, gift cards and other Stored Value financial instruments from NBO for redistribution to NBO customers at full retail face value, with the NBO customers earning a rebate or discount as revenue. The Merchant rebate/discount will be split between NBO and NBO customers participating in the programs.

  The Products: The products to become an integral part of this agreement include the following, unless otherwise agreed upon in writing:

  Corporate Incentive Card, Mall Incentive Card, Community Scrip Card: A Stored Value Card that will be honored by multiple merchants participating in NBO programs. Processed and billed on a major credit / debit card platform just like consumer credit cards. Such Stored Value Card shall be issued by NBO to NBO customers, which in turn may redeem the value on the Stored Value Card at participating merchant locations, including those of Merchant.

  The Rebate/Discount: The Stored Value Card may be used at the locations of participating merchants, including that of Merchant. To the extent an NBO customer uses or redeems the Stored Value Card at a Merchant location, Merchant agrees to contribute a rebate/discount of the following % based on the Gross amount of the transactions at all participating Merchant locations. The rebate/discount applies to each product identified in paragraph 3 above and is determined on a graduated basis in accordance with the purchase volume achieved in a given calendar year.

[ * * * ]

  The Payment: The Merchant agrees to participate in NBO programs identified in paragraph 2 above by accepting Stored Value Cards distributed by NBO and used or redeemed by NBO customers at Merchant locations. The Merchant agrees to pay NBO the rebate/discount disclosed in paragraph 3 above, which amount will be paid on the gross amount of all transactions. NBO will track the use of Stored Value Cards issued by it and the dollar amount of purchases at Merchant's stores. NBO will report such gross sales to Merchant together with an invoice for the rebate percentage applicable to such gross sales. The rebate/discount will be paid by Merchant within thirty days of its receipt of invoice. NBO shall retain accurate books and records tracking such sales and rebates owed by Merchant and shall provide supporting documentation at Merchant's request.

  The Term: The term of this agreement is perpetual and will remain in effect until either party provides 30 days written notification of its intent to terminate. Either party may terminate the agreement at any time, with or without cause, by such 30 day notice. Nothing herein obligates the parties to refrain from terminating this agreement for any period of time.

  Advertising. NBO may use Merchant's name in its sales and marketing, advertising or promotion of the relationship between the parties, solely with Merchant's prior written approval. Any mass media advertisements or promotions using Merchant's name, logos or proprietary trademarks of Merchant shall require prior Merchant approval, which shall not be unreasonably withheld.

  Indemnification: NBO shall indemnify and hold harmless Merchant from and against any and all liability, claims, damages, judgments, fines, amounts paid in settlement, losses, costs or expenses, including reasonable attorneys' fees ("Losses") resulting from any NBO breach of this agreement, or violation of law, or any tortious conduct. In no event shall either party be liable to the other party for any consequential, incidental, punitive, special or indirect damages of any kind. Merchant shall not be responsible for any Losses resulting from lost or stolen Stored Value cards, or any fraudulent activity with respect to their issuance, use, or redemption. NBO shall indemnify Merchant from any Losses resulting from the foregoing.

  Independent Contractors: The parties hereto are independent contractors. Nothing in this agreement shall be construed to create a employment, partnership or agency relationship between the parties. Except as otherwise expressly stated in Exhibit B attached hereto, NBO shall not make any representations or warranties, or enter into any agreement or assume any obligation, on behalf of Merchant.

  Governing Law: This Merchant Participation Agreement shall be construed and governed by the laws of the State of Colorado, without regard to conflicts of law principles thereof.

  Entire Agreement: This Merchant Participation Agreement including all attachments hereto, constitutes the entire agreement between the parties, and supersedes all prior agreements, whether written or oral, regarding the subject matter of this agreement This agreement may not be modified except in writing by authorized representatives of each party.

        Upon signature, the Parties agree with and accept all terms and conditions as stated herein.

[ * * * ]    /s/ Chris Hutcherson

Signature (Merchant)	Signature (NBO Systems, Inc.)

[ * * * ]	Chris Hutcherson [Children's Heroes Logo]
Print Name	Print Name

C.F.O.	Senior V.P.
Print Title	Print Title

EXHIBIT A

NBO / Children's Heroes Fundraising Program

INFORMATION SHEET

[NBO Systems, Inc. Logo]	[Children's Heroes Logo]

Business Contact Information

[ * * * ]	9/24/04
Name of Company	Date of Enrollment

[ * * * ]	54/11
Name of Store (DBA)	# of Locations

[ * * * ]	[mike.denuzzi@ulte.com]
Owner or Authorized Agent Name	Email Address

[ * * * ]
Corporate Office Address

[ * * * ]
Website URL Fax #]

EXHIBIT B

AUTHORIZATION FOR RELEASE OR DEBIT CARD TRANSACTION DATA

The undersigned makes this authorization in connection with the undersigned's enrollment and registration as a participating merchant partner in the Children's Heroes™ and related NBO loyalty programs (referred to collectively below as the "Program"). NBO Systems, Inc. ("NBO") either directly or through an appointed agent, is required to perform certain services in connection with the Program, including the initial processing of any data received from NBO's participating merchant partners through the VISA/MasterCard bank card and/or commercial issuer interchange network(s). To facilitate the establishment of these data and/or telecommunications links, the undersigned, by its signature below, authorizes NBO, its employees and/or appointed agents (referred to below collectively as "Agent") as follows:

  The undersigned authorizes and directs Agent to represent and act for the undersigned before its settlement bank, settlement processor, authorization network processor, information technology department and others within the VISA/MasterCard bank card and/or commercial issuer interchange network(s) for the limited purpose of obtaining electronic authorization and capture/settlement of debit card transaction data of the undersigned as contemplated under the Program, subject to the limitations of the Program and as set forth below.

  The undersigned authorizes and directs the acquirer of it's debit card transactions to report and deliver its transaction data to the Agent and to cause and/or direct the clearing and settlement agents within the VISA/MasterCard bank card and/or commercial issuer interchange network(s), as applicable, to report transaction data to the Agent, through a telecommunications link with or to the Agent; provided that Agent shall discard and make no use of the undersigned's transaction data for consumer transaction data for consumers who are not consumers enrolled or participating in the Program except at the undersigned's separate, specific and written authorization or request to Agent.

  The undersigned authorizes NBO to use the undersigned's transaction data as contemplated by and in furtherance of the objectives of the Program, subject to any limitations contained in Program and NBO's and the undersigned's privacy policy, as the same may be amended from time to time at NBO's or the undersigned's discretion and in accordance with applicable law. The undersigned further authorizes Agent to process and use the data in accordance with the foregoing purposes and subject to the foregoing limitations, including qualification of transactions for consumer participants and participating merchant members in the Program.

  The undersigned acknowledges that it will remain responsible for any fees imposed by its settlement bank, settlement processor, authorization network processor, or information technology department in connection with the transmission of data to Agent.

  Agent confirms and agrees that it will only use transaction data provided to it in connection with the Program for purposes of fulfilling its obligations to NBO and the undersigned in connection with the Program and shall be consistent with NBO's and the undersigned's privacy policy.

  This authorization may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

  NBO and Agent shall at all times treat transaction, financial, and customer information obtained and/or processed as a result of the Program in strict confidence. Such information shall be deemed to be the confidential information of the undersigned, and shall not be used or disclosed except as expressly authorized herein.

ACKNOWLEDGED AND AGREED to as of Sept. 27, 2004

[ * * * ]	/s/ Chris Hutcherson
[ * * * ]	Chris Hutcherson [Children's Heroes Logo]

Print Name	Print Name
C.F.O.	Senior VP
Print Title	Print Title